UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 6, 2010

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2010, AmTrust Financial Services, Inc. (the “Company”) entered into an amendment to its employment agreement with Barry D. Zyskind, the Company’s President and Chief Executive Officer.

The amendment to Mr. Zyskind’s employment agreement includes the following substantive revisions to his employment agreement with the Company dated January 1, 2005 (the “Employment Agreement”):

•	initial annual base salary in the amount of $975,000 (Mr. Zyskind’s current salary in effect since January 1, 2010);

•	$75 million threshold profit the Company must achieve before Mr. Zyskind is entitled to an annual profit bonus;

•	annual profit bonus is subject to a cap equal to three times Mr. Zyskind’s salary; and

•	technical amendments required by Section 409A of the Internal Revenue Code.

A copy of the Employment Agreement was filed as Exhibit 10.7 to the Company’s registration statement on Form S-1 on June 12, 2006.

The description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated October 6, 2010, by and between the Company and Barry D. Zyskind.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	October 7, 2010

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary